UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

DEL TACO INCOME PROPERTIES IV

(Exact Name of Registrant as Specified in Its Charter)

California	33-13437	33-0241855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 462-9300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2014, Del Taco LLC (“Del Taco”), the General Partner of Del Taco Income Properties IV (the “Partnership”) sent a letter to the limited partners of the Partnership requesting input on whether or not Del Taco should explore a sale process for the properties owned by the Partnership that may result in presentation of a sale transaction to the limited partners for approval, which letter and poll was previously filed on Form 8-K on October 1, 2014 with the Securities and Exchange Commission. The results of the poll are set forth below. Percentage amounts are based on outstanding limited partners or units, as applicable. The results of the poll will also be distributed to the limited partners of the Partnership.

	RESPONSES	NOT INTERESTED IN SELLING	OPEN TO TESTING THE MARKET	STRONGLY IN FAVOR OF TESTING THE MARKET	NO VIEW	NO RESPONSE SELECTED
Total LP’s Responses out of 252 LP’s	162	43	51	58	8	2
%	64.29%	17.06%	20.24%	23.02%	3.17%	0.79%
Total LP Unit Responses out of 165,375 LP Units	117,291	19,138	29,721	55,245	12,347	840
%	70.92%	11.57%	17.97%	33.41%	7.47%	0.51%

*	totals may exceed 100% as some investors marked more than 1 response in a category

The poll was intended to gauge interest level only, it was not a solicitation of a proxy, consent or vote from the limited partners, and did not constitute a binding vote on either Del Taco or the limited partners to take or refrain from taking any action. Any action taken by the Partnership is also subject to the items listed under “Additional Information for Consideration” set forth in the letter sent to the limited partners on October 1, 2014. Del Taco is reviewing the results of the poll and is not at this time making a decision either for or against initiation of a sale process or sale of the properties. The poll is not binding on any party, and Del Taco, in the exercise of its fiduciary duties, may, irrespective of the results of the poll, decide to implement a sale process (but subject to the right of a majority-in-interest of the limited partners to make a formal approval or disapproval of any resultant sale proposal) or not take any action to implement a sale process at this time. If there is a solicitation of a proxy, consent or vote from the limited partners, then any required filings will be made with the Securities and Exchange Commission.

Important Information

This filing does not constitute a solicitation of a proxy, consent or vote. If there is a solicitation of a proxy, consent or vote, then any required filings will be made with the Securities and Exchange Commission (the “SEC”). To the extent any solicitation of proxies, consents or votes is conducted in connection with a sale transaction, the General Partner, and its directors and officers, may be deemed to be participants in such solicitation from the limited partners of the Partnership in connection with the matters to be considered at a meeting of the limited partners of the Partnership. Furthermore, the Partnership would file a proxy statement or other materials, as applicable, with the SEC in connection with any such solicitation from the limited partners of the Partnership. LIMITED PARTNERS OF THE PARTNERSHIP ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER SOLICITATION MATERIALS IF AND

WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in any such proxy statement and other materials filed with the SEC in connection with a meeting. Information regarding the direct and indirect interests of the directors and officers of the General Partner can also be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 24, 2014. To the extent any solicitation of proxies, consents or votes are conducted in connection with a sale transaction, limited partners of the Partnership would be able to obtain any proxy statement, any amendments or supplements to such proxy statement and other documents filed by the Partnership with the SEC for no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge by writing Del Taco LLC at 25521 Commercentre Drive, Lake Forest, California 92630.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO INCOME PROPERTIES IV
(a California limited partnership)
Registrant

Del Taco LLC
General Partner

Date: December 17, 2014	/s/ Steven L. Brake
Steven L. Brake
Chief Financial Officer